UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2011

Sucampo Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware	001-33609	30-0520478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4520 East-West Highway, 3rd Floor Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 961-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2011, the Board of Directors of the registrant appointed Daniel P. Getman, Ph.D., to the Board of Directors, effective September 1, 2011.  Dr. Getman’s compensation will be similar to other non-employee directors of the registrant, which is described under Board Compensation in the registrant’s proxy statement filed with the SEC on April 12, 2011.

Dr. Getman brings 27 years experience in medicinal chemistry, the pharmaceutical industry and R&D leadership positions to registrant.  He became the president of the Kansas City Area Life Sciences Institute (KCALSI), in 2009.  Dr. Getman joined KCALSI from Pfizer, Inc., where he had been Vice President, Pfizer Global Research and Development and Director of Pfizer’s St. Louis laboratories.  Prior to joining Pfizer, Dr. Getman worked at Pharmacia Corporation, G.D. Searle & Company and Monsanto Company.

There are no arrangements or understandings between Dr. Getman and any other persons pursuant to which Dr. Getman was selected as a director.  There are no transactions, or proposed transactions, during the last two years with the registrant to which Dr. Getman was or is to be a party, in which Dr. Getman, or any member of his immediate family, has a direct or indirect material interest that would require disclosure under Item 404(a) of Regulation S-K. There is no familial relationship between Dr. Getman and any other director or executive officer of the Company.

On August 23, 2011, Andrew J. Ferrara resigned as a member of the registrant’s Board of Directors.

Item 9.01 Financial Statements and Exhibits

          (d)       Exhibits

                    The following exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed:

                    99.1      Press Release issued by the registrant on August 25, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCAMPO PHARMACEUTICALS, INC.

Date:	August 25, 2011	By:	/s/ THOMAS J. KNAPP
			Name:	Thomas J. Knapp
			Title:	Sr. VP, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the registrant on August 25, 2011